REPORT OF INDEPENDENT
 CERTIFIED PUBLIC ACCOUNTANTS
     ON INTERNAL CONTROL
          STRUCTURE



Board of Trustees
Purisima Funds
Woodside, California


In planning and performing our audits of the financial statements of Purisima Total Return
Fund, Purisima Pure American Fund, and Purisima
Pure Foreign Fund, each a series of shares of beneficial interest of Purisima Funds (the
"Funds"), for the year ended August 31, 2000, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Trust is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures.
 Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal
control structure, errors or irregularities may occur
and not be detected.   Also, projection of any
evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure
would not necessarily disclose all matters in the
internal control structure that might be material
weaknesses under standards established by the
American Institute of Certified Public Accountants.
 A material weakness is a condition in which the
design or operation of the specific internal control
structure elements does not reduce to a relatively
low level the risk that errors or irregularities in
amounts that would be material in relation to the
financial statements being audited may occur and
not be detected within a timely period by
employees in the normal course of performing their
assigned functions.   However, we noted no matters
involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of August 31, 2000.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.


         Tait, Weller & Baker

Philadelphia, Pennsylvania
October 13, 2000